UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 30, 2018

Blockchain Industries, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-51126	88-0355407
(State or other jurisdictionof incorporation)	(Commission File Number)	(IRS Employer ID No.)

730 Arizona Ave., Suite 220 Santa Monica, California
00901
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 866-995-7521

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 30, 2018, the Board of Directors (the “Board”) of Blockchain Industries, Inc. (the “Company”) appointed three members to the Company’s Board of Directors. In accordance with the Company’s Bylaws, the Board appointed Mr. Richard Kromka to serve as a Class 3 Director and Vice-Chairman of the Board, Mr. Michael H. Conn to serve as a Class 2 Director, and Mr. Kevin Hu to serve as a Class 1 Director. The Board also designated Mr. Patrick Moynihan, the Company’s Chairman of the Board and Chief Executive Officer, as a Class 3 Director and designated Mr. Max Robbins, current member of the Board, as a Class 2 Director. Messrs. Kromka, Conn and Hu’s biographies are further detailed below. The Board now consists of Mr. Hu as a Class I Director, Messrs. Robbins and Conn as Class II Directors, and Messrs. Moynihan and Kromka as Class III Directors.

Mr. Richard Kromka

Mr. Richard Kromka, age 53, brings over 25 years of senior management experience in the investment banking industry. He has also been involved in the entertainment, airline and real estate industries, holding other senior management positions. From June 1987 through June 1998, Mr. Kromka was a Vice President for JP Morgan Chase bank. From July 1998 to November 2000, he served as Chief Financial Officer for Grupo Taca Airlines, Inc., a consolidated airline group for Central America. From December 2000 through Jan 2003, he was the Founder and Managing Director of Deutsche Bank’s $200MM Venture Fund, during which time he sat on the Boards of FareChase, Q-Trade, 3-Tex and Execution Noble Limited. From February 2003 through December 2005, he was the Chief Executive Officer of Guerrilla Entertainment a company that he founded. From December 2005 through December 2010 he developed real estate and advised a telecommunications company. Mr. Kromka is currently a Managing Director with EC Mergers and Acquisitions managing its business in Asia. He has an undergraduate BS degree from the University of Richmond, Robins School of Business and an MBA from New York University, Stern School of Business.

There are no related party transactions with regard to Mr. Kromka reportable under Item 404(a) of Regulation S-K.

In connection with his appointment to the Board, the Company and Mr. Kromka entered into a director agreement (the “Kromka Director Agreement”), whereby the Company issued to Mr. Kromka options to purchase 600,000 shares of the Company’s common stock at an exercise price of $1.75 over the course of four years (the “Kromka Options”). 200,000 of the Kromka Options vested on January 1, 2019, and the remaining 400,000 Kromka Options would vest upon a Sale Transaction (as defined in the Kromka Director Agreement) if it were ever to occur. The Company will reimburse Mr. Kromka for all reasonable out-of-pocket travel expenses incurred in connection with the performance of his duties under the Kromka Director Agreement.

Mr. Michael H. Conn

Mr. Michael H. Conn, age 40, brings nearly 20 years of experience in the global financial and financial technology industries. Since December 2015 he has been the Founder and Managing Principal of Quail Creek Ventures, an asset management and financial technology investment and advisory business. Mr. Conn also served as Co-founder and Chief Executive Officer of Ether Capital from October 2017 through August 2018. Since May 2018 he served as Co-founder, Director, President and Chief Investment Officer of Bitfinance, a financial technology company focused on democratizing access to alternative investment management, of which both Ether Capital and Bitfinance focus on the intersection of blockchain technology and the financial industry. From December 2013 through November 2015, Mr. Conn was the Chief Operating Officer of the Alternative Investment Management group for AllianceBernstein, a global asset manager with close to $500 billion AUM. From November 2005 through January 2013, he was Managing Director and Head of Corporate Strategy and Development for Trust Company of the West, a global asset manager with over $200 billion AUM. Mr. Conn was previously a director for Ether Capital (NEO:ETHC), a financial technology company focused on bridging the Ethereum ecosystem and the world of traditional finance, from October 2017 to August 2018. He has an undergraduate degree and Masters of International Economics and Finance from Brandeis University, as well as an MBA from the University of Southern California’s Marshall School of Business.

There are no related party transactions with regard to Mr. Conn reportable under Item 404(a) of Regulation S-K.

In connection with his appointment to the Board, the Company and Mr. Conn entered into a director agreement (the “Conn Director Agreement”), whereby the Company issued to Mr. Conn an option to purchase 250,000 shares of the Company’s common stock (the “Conn Options”) with 100,000 of the Conn Options vested on January 1, 2019 and the remaining 150,000 Conn Option vesting upon a Sale Transaction (as defined in the Conn Director Agreement) if it were ever to occur. The Company will reimburse Mr. Conn for all reasonable out-of-pocket travel expenses incurred in connection with the performance of his duties under the Conn Director Agreement.

Kevin Hu

Mr. Kevin Hu, age 25, has served as the Company’s as Head of Research and Allocation since March 2018. Previously, he was an investment analyst at BlackRock’s Hedge Fund Solutions Group from August 2015 through March 2018. He has an undergraduate degree in Mathematics from the University of Toronto.

There are no related party transactions with regard to Mr. Hu reportable under Item 404(a) of Regulation S-K.

In March of 2018, the Company entered into a consulting agreement with Mr. Hu (the “Hu Consulting Agreement”), whereby Mr. Hu would provide the Company with services related to risk oversight and portfolio management for a term of three years starting from the date of the Hu Consulting Agreement. Mr. Hu’s salary is $200,000 per year and he was issued options to purchase 500,000 shares of the Company’s common stock vesting at different times over the course of the Hu Consulting Agreement. Upon a Change in Control (as defined in the Hu Consulting Agreement), all of these unvested options vest immediately. The Company may terminate the Hu Consulting Agreement upon giving Mr. Hu five (5) days prior written notice of such termination. The Company may also terminate the Hu Consulting Agreement immediately and without prior notice if Mr. Hu refuses to or is unable to perform the Services (as defined in the Hue Consulting Agreement) or is in breach of any material provision of the Hu Consulting Agreement.

In connection with Mr. Hu’s appointment to the Board, on December 31, 2018, the Company and Mr. Hu entered into a director agreement (the “Hu Director Agreement”), whereby the Company issued to Mr. Hu an option to purchase 400,000 shares of the Company’s common stock (the “Hu Options”) with the 150,000 of the Hu Options vested on January 1, 2019 and the remaining 250,000 Hu Option vesting upon a Sale Transaction (as defined in the Hu Director Agreement) if it were to occur. The Company will reimburse Mr. Hu for all reasonable out-of-pocket travel expenses incurred in connection with the performance of his duties under the Hu Director Agreement.

The foregoing descriptions of the Kromka Director Agreement, Conn Director Agreement, Hu Director Agreement and Hu Director Agreement are qualified in their entirety by reference to the provisions of the agreements filed as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K, which are incorporated by reference herein.

Item 8.01 Other Events.

On January 2, 2019, the Company issued a press release with regard to Mr. Kromka’s, Mr. Conn’s and Mr. Hu’s appointments to the Board. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) The following documents are filed as exhibits to this current report on Form 8-K or incorporated by reference herein. Any document incorporated by reference is identified by a parenthetical reference to the SEC filing that included such document.

Exhibit
No.	Description

10.1*	Director Agreement by and between the Company and Richard Kromka, dated December 29, 2018
10.2*	Director Agreement by and between the Company and Michael Conn, dated December 30, 2018
10.3*	Director Agreement by and between the Company and Kevin Hu, dated December 31, 2018
10.4*	Consulting Agreement by and between the Company and Kevin Hu, dated March 12, 2018
99.1*	Press Release dated January 2, 2019

 * filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Blockchain Industries, Inc.

Date: January 14, 2019	By:	/s/ Patrick Moynihan
Name: Patrick Moynihan Title: Chairman & Chief Executive Officer